Exhibit 99.1
FOR IMMEDIATE RELEASE
For further information, call
Bonnie Herron, 770/564-5504
or email to bherron@intelsys.com
Intelligent Systems Completes Sale of Minority Stake in Horizon Software
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Norcross, GA – September 6, 2006 — Intelligent Systems Corporation (AMEX: INS) today announced the sale of its minority interest in Horizon Software, Inc., a privately held software company headquartered in Loganville, Georgia. Effective as of August 31, 2006, Intelligent Systems sold its entire holdings of Series A Preferred Shares of Horizon to Horizon Software Holdings, Inc. (the “Buyer”), an entity comprised of Horizon’s founder and other officers of the company. ISC sold the Horizon stock for an aggregate price of $5.7 million, consisting of $2.85 million in cash at the closing and a secured promissory note of Buyer for $2.85 million due January 31, 2007.
J. Leland Strange, President and Chief Executive Officer of Intelligent Systems Corporation, stated, “Our investment in Horizon enabled the company to build on its base in the K-12 education market for Foodservice Management systems and to accelerate its successful expansion into the military, higher education and corporate/resident dining markets. This sale transaction provides a solid return for Intelligent Systems and demonstrates the commitment and optimism of Horizon’s management owners to continue to excel as a privately-held software company.”
As previously reported on August 1, 2006, ISC completed the sale of its QS Technologies business to Netsmart Technologies, Inc. in a transaction consisting of $1.9 million cash, a promissory note of $1.435 million and the assumption by Netsmart of approximately $1.8 million in net liabilities of QS. In addition, ISC retained accounts receivable and cash of QS Technologies aggregating approximately $2.0 million.
ISC intends to file a Form 8-K today with the Securities and Exchange Commission related to the Horizon Software transaction.

About Intelligent Systems Corporation
For over thirty years, Intelligent Systems Corporation [AMEX: INS] has identified, created, operated and grown early stage technology companies. The company’s consolidated subsidiaries include VISaer, Inc. (www.visaer.com) and CoreCard Software, Inc. (www.corecard.com), (both software companies) and ChemFree Corporation (www.chemfree.com) (an industrial products company). Further information is available on the company’s website at www.intelsys.com, or by calling the company at 770/381-2900.
In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words “may,” “will,” “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “strategy” and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures (including pricing), changes in customers’ requirements or financial condition, market acceptance of products and services, changes in financial markets, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies, and general economic conditions, particularly those that cause business or government to delay or cancel purchase decisions. Factors that affect the company’s performance and financial results are more fully disclosed in the company’s most recent filings with the Securities and Exchange Commission, including its annual report on Form 10-KSB and its subsequent filings.
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